Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-289173 of Avidia Bancorp, Inc. on Form S-8 of our report dated June 26, 2026, appearing in this Annual Report on Form 11-K of the 401(k) Plan as Adopted by Avidia Bank as of December 31, 2025 and 2024 and for the year ended December 31, 2025.

Portland, Maine

June 26, 2026